Exhibit 99.2

MeetMe Teams with Sprint's Pinsight Media+

Agreement Expected to Increase Mobile Ad Rates for MeetMe app on iOS and Android

NEW HOPE, PA – November 6, 2013 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today announced a new agreement with Pinsight Media+™, a mobile media company powered by Sprint. Under the agreement, Pinsight Media+ will manage the mobile advertising inventory for MeetMe on iOS and Android through the end of 2014.

Bill Alena, Chief Revenue Officer of MeetMe, said, "We’re excited to work with Pinsight Media+ to drive significant growth in our mobile advertising revenue. Pinsight Media+ has key relationships and innovative technology that, we believe, will enable us to achieve higher CPMs and higher mobile ad revenues than we would do on our own.”

Pinsight Media+ manages billions of ad impressions across its owned and operated properties. It works with major brands and advertising agencies to execute top dollar mobile campaigns across its network of more than 53 million Sprint customers and beyond.

Evan Conway, vice president, Strategy and Monetization - Pinsight Media+ said, "MeetMe’s audience size, unique demographic, and high engagement level makes it an attractive property for mobile advertisers. We look forward to helping connect MeetMe to the right opportunities to drive consistently higher mobile ad revenue."

The agreement does not include web based revenue streams, other sources of mobile revenue such as virtual currency, subscriptions, and other mobile apps, and MeetMe’s Social Theater product.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding an expected increase in mobile ad CPM rates for the MeetMe app on iOS and Android, our ability to drive growth in our mobile advertising revenue, the ability of Pinsight Media+ to manage the mobile advertising inventory for MeetMe, including the effectiveness of Pinsight Media+’s relationships, technology and its ability to connect us to the right opportunities to drive consistently higher mobile ad revenue, and whether MeetMe is an attractive property for mobile advertisers. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the success of our relationship with Pinsight Media+ and the ability of Pinsight Media+ to perform under our agreement effectively, and the willingness of mobile advertisers to place ads on our mobile app. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2012 and the Current Reports on Form 8-K filed with the SEC on May 1, 2013, October 1, 2013 and November 6, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Contact:
Joe Hassett

Gregory FCA

610-228-2110